Exhibit 99.1

Dakota Plains HOLDINGS, INC. begins
voluntary chapTer 11 proceeding

WAYZATA, Minnesota, (December 21, 2016) – Dakota Plains Holdings, Inc. (the “Company” or “Dakota Plains”) (NYSE MKT: DAKP) announced today that it and six of its wholly owned subsidiaries filed voluntary Chapter 11 petitions in the United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court”) on Tuesday, December 20, 2016, initiating a process intended to preserve value and accommodate an eventual going-concern sale of Dakota Plains’ business operations.

Dakota Plains is seeking and expects to obtain up to $2 million in post-petition debtor in possession financing from its senior secured lender, SunTrust Bank, which, subject to Bankruptcy Court approval, will provide the Company with liquidity to maintain its operations in the ordinary course of business during the Chapter 11 process. Dakota Plains has filed a series of motions with the Bankruptcy Court requesting authorization to continue normal operations. The Company expects that it will continue to work with its current vendors and customers without interruptions.

Dakota Plains also announced that it had filed a motion with the Bankruptcy Court to approve a sale of substantially all of the Company’s assets to BioUrja Trading, LLC (“BioUrja”) for a purchase price of $8.55 million. BioUrja Trading is a “stalking horse” bidder in a sale process under section 363 of the Bankruptcy Code. BioUrja’s asset purchase agreement will require Bankruptcy Court approval and be subject to higher or better offers. The sale process is supported by SunTrust Bank and will require Bankrupcty Court approval. Gabe Claypool, President, Chief Executive Officer and Chief Operating Officer of Dakota Plains, said, “We believe the Chapter 11 process will enable the terminal to continue operating and successfully restructure our balance sheet to position us for the future.”

For access to Bankruptcy Court documents and other general information about the Chapter 11 cases, please visit http://www.mnb.uscourts.gov.

Dakota Plains is represented by BakerHostetler as legal counsel and Canaccord Genuity Inc. as financial advisor and investment banker.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company operating the Pioneer Terminal transloading facility. The Pioneer Terminal is centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related Energy & Production activity. For more information please visit the corporate website at: www.dakotaplains.com.

Forward Looking Statements

Statements made by representatives of Dakota Plains in this press release that are not historical facts are forward-looking statements. These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to global economics or politics, our ability to obtain additional capital needed to implement our business plan, minimal operating history, loss of key personnel, lack of business diversification, reliance on strategic, third-party relationships, financial performance and results, prices and demand for oil, our ability to make acquisitions on economically acceptable terms, and other factors described from time to time in the Company’s periodic reports filed with the SEC that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Dakota Plains undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

For more information, please contact:

Company Contact

Marty Beskow

Chief Financial Officer

Dakota Plains Holdings, Inc.

mbeskow@dakotaplains.com

Phone: 952.473.9950

www.dakotaplains.com